SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Centre Pointe Drive, Suite 150

St. Paul, Minnesota 55113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

Not Applicable

(Former name or former address, if changed since last report)

Exhibit Index Appears on Page 5

Item 5. Other Events.

On June 3, 2004, Diametrics Medical, Inc. announced that it had secured new financing providing gross proceeds of $1.5 million through the sale of 15,000 shares of Series G preferred stock and warrants.

The financing was completed in a private placement in reliance on Section 4(2) of the Securities Act of 1933 with the Mercator Advisory Group and its related funds and BCC Acquisition II, LLC. The Mercator Advisory Group and its related funds were also the investors in the Company’s Series E and Series F convertible preferred stock, issued in May 2003 and January 2004, respectively. Each share of the Series G preferred stock is convertible at any time into common stock at 75% of the volume weighted average trading price of the lowest three inter-day trading prices of the common stock for the five consecutive trading days preceding the conversion date, but at an exercise price of no more than $.14 per share and no less than $.06 per share. Upon receipt of shareholder approval to increase the authorized common stock of the Company to 200 million shares at a special meeting of the Company’s shareholders to be called for that purpose, the floor price will be decreased to $.03 per share. On April 29, 2004, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 60 million shares to 100 million shares.

Three-year warrants were also issued to the purchasers of the Series G preferred stock to purchase an aggregate of 1,250,000 shares of the Company’s common stock at the lower of $.11 per share or the average of the lowest ten inter-day closing prices of the Company’s common stock on the Over-the-Counter Bulletin Board during the ten trading days immediately preceding the exercise date. In connection with the Series G financing, the Company also issued new three-year warrants to the Mercator Advisory Group and its related funds to purchase an aggregate of 12,241,608 shares of the Company’s common stock at an exercise price of $.05 per share.

Proceeds from the interim financing are expected to help meet the Company’s near-term funding requirements for support of its operations, as the Company continues to pursue longer-term financing in order to sustain the development of its continuous monitoring business and explore additional applications of its technology.

Page 2 of 5 Pages

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (as amended)

4.1	Certificate of Designations of Series G Convertible Preferred Stock of the Company, dated May 28, 2004

10.1	Subscription Agreement for shares of Series G Convertible Preferred Stock and Common Stock Warrants, dated May 28, 2004, between the Company and the Purchasers named therein

10.2	Form of Stock Purchase Warrant, dated May 28, 2004, issued to the purchasers of Series G Convertible Preferred Stock

10.3	Form of Stock Purchase Warrant, dated May 28, 2004, issued in connection with Series G Convertible Preferred Stock financing

99.1	Diametrics Medical, Inc.’s press release, dated June 3, 2004, announcing that it had secured new financing of $1.5 million through the sale of 15,000 shares of Series G preferred stock and warrants

Page 3 of 5 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2004

DIAMETRICS MEDICAL, INC.

By:	/s/ W. Glen Winchell
W. Glen Winchell
Chief Financial Officer

Page 4 of 5 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (as amended)

4.1	Certificate of Designations of Series G Convertible Preferred Stock of the Company, dated May 28, 2004

10.1	Subscription Agreement for shares of Series G Convertible Preferred Stock and Common Stock Warrants, dated May 28, 2004, between the Company and the Purchasers named therein

10.2	Form of Stock Purchase Warrant, dated May 28, 2004, issued to the purchasers of Series G Convertible Preferred Stock

10.3	Form of Stock Purchase Warrant, dated May 28, 2004, issued in connection with Series G Convertible Preferred Stock financing

99.1	Diametrics Medical, Inc.’s press release, dated June 3, 2004, announcing that it had secured new financing of $1.5 million through the sale of 15,000 shares of Series G preferred stock and warrants

Page 5 of 5 Pages